                                                                   Exhibit 10.22

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

      This SETTLEMENT AGREEMENT (the "Settlement Agreement") is entered into as of the 11th day of October, 2007, by and between Water Chef, Inc. ("Water Chef")
on the one hand, and Occidental Engineering Consultants Limited, a Republic of
Cyprus corporation ("Occidental Engineering"), on the other (collectively the
"Parties"); and

      WHEREAS, Water Chef delivered to Occidental Engineering that certain
Secured Promissory Note, dated May 4, 2001, in the original principal amount of
$400,000(the "Note"); and

      WHEREAS, after Occidental Engineering delivered a letter to Water Chef dated September 29, 2005, Occidental Engineering agreed to forbear on taking legal action for a short period ending on or about October 31, 2005 in consideration for Water Chef's issuance of 100,000 shares of its common stock as consideration therefore (and not in payment of amounts due under the Note) (the
"2005 Forbearance Agreement"); and

      WHEREAS, the Parties entered into that certain forbearance agreement dated as of May 8, 2006 pursuant to which Water Chef delivered to Occidental
Engineering 3,000,000 shares of its common stock (the "2006 Forbearance
Agreement", and together with the 2005 Forbearance Agreement, the "Forbearance
Agreements"); and

      WHEREAS, the Parties now wish to part ways, conclude their business relationship, and terminate any and all obligations under and pursuant to the
Note, and are desirous of resolving all outstanding differences, disputes, conflicts, and claims that each has or may have against the other; and

      NOW THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, it is hereby agreed by and between the parties hereto, as follows:

      1. CONSIDERATION:

            (a) Water Chef shall pay to Occidental Engineering the sum of One
Hundred and Fifty Thousand Dollars and Zero Cents ($150,000.00), payable in two installments as follows: (i) Seventy-Five Thousand Dollars and Zero Cents
($75,000.00) on or before December 31, 2007 and (ii) Seventy-Five Thousand
Dollars and Zero Cents ($75,000.00) on or before June 30, 2008. Said payments shall be made via certified check or wire transfer.

            (b) The Parties further agree that if Water Chef realizes its short term goal of raising One Million Five Hundred Thousand Dollars ($1,500,000.00)
prior to the above date for the first installment payment, Water Chef will commence payment immediately and the second installment payment will be due six
(6) months thereafter.

            (c) Water Chef will issue to the benefit of Occidental Engineering
Two Million Five Hundred Thousand (2,500,000) shares of Water Chef common stock.
One Million Two Hundred Fifty Thousand (1,250,000) of these shares will be submitted for registration with the Securities Exchange Commission on Form SB-2 on the registration statement to be filed pursuant to that certain Registration
Rights Agreement, dated as of August 27, 2007, by and between Water Chef and
Southridge Partners LP and Southshore Capital Fund Ltd. The remaining One
Million Two Hundred Fifty Thousand (1,250,000) of these shares will be submitted for registration with the Securities Exchange Commission on Form SB-2 on the registration statement to be filed pursuant to that certain Registration Rights
Agreement, dated as of September 7, 2007, by and between Water Chef and Brittany
Capital Management Limited. Occidental Engineering agrees that it shall restrict its sale of registered Water Chef shares to no more than twenty-five (25%) of the previous day's trading volume or current day's trading volume, or 125,000 shares per day, whichever number is lower.

      2. MUTUAL GENERAL RELEASE. Expressly conditioned upon completion of the payment due and shares issued pursuant to Section 1 above, the Parties, each for themselves, their respective assigns, employees, agents, predecessors, heirs, executors, and administrators, successors, attorneys, and any others claiming under or through them, both past and present, do hereby irrevocably release and forever discharge each other, and each of the others' assigns, employees, agents, predecessors, successors, heirs, executors, and administrators, attorneys, and all others acting by, through, under, or in concert with the other, and each of them, from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts (express, implied in fact, or implied by law), agreements, promises, liabilities, claims, set offs, rights and claims for indemnity and/or contribution, refunds, overpayments, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, that either of the Parties have, ever have had, and/or may have, from the beginning of time through the date of this Settlement Agreement. Notwithstanding the above, or any other provisions of this instrument, this Settlement Agreement shall not affect, discharge, or release any claims, known or unknown, which arise from or relate to the rights or obligations of the parties hereto, whether presently existing or subsequently accruing, with respect to the obligations created by or arising out of the provisions of this Settlement Agreement.

      3. TERMINATION OF THE NOTE AND FORBEARANCE AGREEMENTS. The Parties
expressly acknowledge that all obligations under the Note and the Forbearance

Agreements have been satisfied and that Water Chef has no continuing obligations under the Note or the Forbearance Agreements, and that none of the terms or provisions in the Note or Forbearance Agreements survive.

      4. ATTORNEY ADVICE. Each of the Parties warrants and represents that in executing this Settlement Agreement, such Party has relied on legal advice from the attorney of his choice, that the terms of this Settlement Agreement and its consequences have been completely read and explained to such Party by that attorney, and that such Party fully understands the terms of this Settlement
Agreement.

      5. NO REPRESENTATIONS. Each of the Parties acknowledges and represents that, in executing this Settlement Agreement, such Party has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth in a written agreement.

      6. AGREEMENT BINDING ON SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

      7. MODIFICATIONS. This Settlement Agreement supersedes any and all prior agreements and negotiations between the parties hereto and supersedes any and all obligations the parties hereto may have to one another under any prior agreements. This Settlement Agreement may not be altered, amended or modified in any way whatsoever, except by a writing duly signed by all affected parties.

      8. ATTORNEY'S FEES. In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Settlement
Agreement, arising out of a breach of this Settlement Agreement, involving claims within the scope of the releases contained in this Settlement Agreement, or pertaining to a declaration of rights under this Settlement Agreement, the prevailing party shall recover all of such party's attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used herein, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

      9. COUNTERPARTS AND FACSIMILE EXECUTION. This Settlement Agreement may be
executed in one or more counterparts or by facsimile, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

      10. GOVERNING LAW AND FORUM. This Agreement shall be governed by the law of the State of New York, and the parties hereto consent to the exclusive jurisdiction of the Courts of New York located in New York County in connection with any dispute relating to this Agreement; all parties further agree to accept service of process by overnight courier in any such suit, to waive any defense based upon an inconvenient forum, and to waive any right to a trial by jury.

      IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Settlement Agreement upon the date first set forth above.

                                    WATER CHEF, INC.

                                    /s/ Leslie J. Kessler
                                    ------------------------------
                                    By: Leslie J. Kessler
                                    Title: President and Chief Executive Officer

STATE OF NEW YORK             )
                              ) SS:
COUNTY OF                     )

      On this ___ day of October 2007, before me personally appeared
_________________, ________ of Water Chef, Inc., personally known to me, known or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                          ------------------------------
                                          NOTARY PUBLIC

                                    OCCIDENTAL ENGINEERING CONSULTANTS
                                    LIMITED,a Republic of Cyprus corporation

                                    /s/ Estathios Basios
                                    ------------------------------
                                    By:  Estathios Basios
                                    Title: Authorized Signatory

STATE OF NEW YORK             )
                              ) SS:
COUNTY OF NEW YORK            )

      On this ___ day of October 2007, before me personally appeared
_________________, ________ of Occidental Engineering Consultants Limited, a
Republic of Cyprus corporation, personally known to me, known or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                          ------------------------------
                                          NOTARY PUBLIC